                                                                     EXHIBIT 2.1



                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                        APPLIED MICROSYSTEMS CORPORATION,

                              LIBRA NETWORKS, INC.,

                             REBA TECHNOLOGIES, INC.

                                       AND

                                     SELLERS

                                  May 22, 2002

                                LIST OF EXHIBITS


        Exhibit A   Schedule of REBA Stockholders

        Exhibit B   Agreement of Merger

        Exhibit C   Promissory Note

        Exhibit D   Investor Representation Statement

        Exhibit E   Escrow Agreement

        Exhibit F   Purchaser Representative Documentation

        Exhibit G   Non-Competition Agreement

        Exhibit H   Form of Legal Opinion delivered by REBA Counsel

        Exhibit I   Form of Legal Opinion delivered by Acquiror Counsel

                      AGREEMENT AND PLAN OF REORGANIZATION

        This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of May 22, 2002 by and among Applied Microsystems Corporation, a Washington corporation ("Acquiror"), Libra Networks, Inc., a Washington corporation ("Libra") and wholly owned subsidiary of Acquiror, REBA Technologies, Inc., a Delaware corporation ("REBA"), and the holders of all of the outstanding stock of REBA as set forth on the form attached as Exhibit A (collectively, the "REBA Stockholders" and each a "REBA Stockholder").

                                    RECITALS

        A. The Boards of Directors of REBA, Acquiror and Libra believe it is in the best interests of their respective companies and the shareholders of their respective companies that REBA and Libra combine into a single company through the statutory merger of REBA with and into Libra (the "Merger") and, in furtherance thereof, have approved the Merger.

        B. Pursuant to the Merger, among other things, the outstanding shares of REBA Common Stock ("REBA Common Stock") shall be converted into the right to receive the Merger Consideration upon the terms and subject to the conditions set forth herein.

        C. REBA, Acquiror and Libra desire to make certain representations and warranties and other agreements in connection with the Merger.

        D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

        NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

        1. Definitions.

                1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

        "Acquiror" has the meaning set forth in the introductory paragraph.

        "Acquiror Common Stock" has the meaning set forth in Section 2.6(a).

        "Acquiror Disclosure Schedule" has the meaning set forth in Section 4.

        "Acquiror Indemnified Person" and "Acquiror Indemnified Persons" have the meanings set forth in Section 8.2(b).

        "Additional Escrow Shares" has the meaning set forth in Section 8.1(b).

        "Agreement of Merger" has the meaning set forth in Section 2.1.

        "Average Closing Price" has the meaning set forth in Section 2.6(d).

        "Certificates" has the meaning set forth in Section 2.7(a).

        "Closing Date" has the meaning set forth in Section 2.2.

        "Closing" has the meaning set forth in Section 2.2.

        "Code" has the meaning set forth in Recital D.

        "Confidential Information" has the meaning set forth in Section 3.10(i).

        "Confidentiality Agreement" has the meaning set forth in Section 5.4.

        "Copyrights" has the meaning set forth in Section 3.10(a)(iii).

        "Damages" has the meaning set forth in Section 8.2(b).

        "Delaware Law" has the meaning set forth in Section 2.1.

        "Effective Time" has the meaning set forth in Section 2.2.

        "Escrow Agent" has the meaning set forth in Section 8.1(a).

        "Escrow Agreement" has the meaning set forth in Section 5.7.

        "Escrow Fund" has the meaning set forth in Section 8.1(a).

        "Escrow Notes" has the meaning set forth in Section 2.7(c).

        "Escrow Period" has the meaning set forth in Section 8.3(a).

        "Escrow Shares" has the meaning set forth in Section 2.7(c).

        "Exchange Fund" has the meaning set forth in Section 2.7(b).

        "Exchange Ratio" has the meaning set forth in Section 2.6(a).

        "Governmental Entity" has the meaning set forth in Section 3.2.

        "Intellectual Property" has the meaning set forth in Section 3.10(a).

        "Issued Patents" has the meaning set forth in Section 3.10(a)(i).

        "JAMS" has the meaning set forth in Section 8.6(a).

        "Limitation" has the meaning set forth in Section 8.2(c).

        "Material Adverse Effect" has the meaning set forth in Section 10.3.

        "Material Contract" has the meaning set forth in Section 3.14.

        "Material" has the meaning set forth in Section 10.2.

        "Merger" has the meaning set forth in Recital A.

        "Merger Consideration" has the meaning set forth in Section 2.6(b).

        "Libra" has the meaning set forth in the introductory paragraph.

        "NASD" has the meaning set forth in Section 4.2.

        "Non-Escrow Shares" has the meaning set forth in 8.2(d).

        "Officer's Certificate" has the meaning set forth in Section 8.4.

        "Patent Applications" has the meaning set forth in Section 3.10(a)(ii).

        "Patents" has the meaning set forth in Section 3.10(a)(ii).

        "Promissory Note Consideration" has the meaning set forth in Section 2.6(b).

        "Registration Rights" has the meaning set forth in Section 9.

        "Release Date" has the meaning set forth in Section 8.3(b).

        "Returns" has the meaning set forth in Section 3.18(b).

        "SEC" has the meaning set forth in Section 4.2.

        "Securities Act" has the meaning set forth in Section 2.6(e).

        "Stock Consideration" has the meaning set forth in Section 2.6(a).

        "Surviving Corporation" has the meaning set forth in Section 2.1.

        "REBA" has the meaning set forth in the introductory paragraph.

        "REBA Balance Sheet" has the meaning set forth in Section 3.4.

        "REBA Balance Sheet Date" has the meaning set forth in Section 3.6.

        "REBA Common Stock" has the meaning set forth in Recital B.

        "REBA Disclosure Schedule" has the meaning set forth in Section 3.

        "REBA Financial Statements" has the meaning set forth in Section 3.4.

        "REBA Intellectual Property" has the meaning set forth in Section
3.10(c).

        "REBA Stockholder" has the meaning set forth in the introductory paragraph.

        "REBA Stockholders' Agent" has the meaning set forth in Section 8.7(a).

        "REBA's Current Facilities" has the meaning set forth in Section 3.17.

        "REBA's Facilities" has the meaning set forth in Section 3.17.

        "Tax" and "Taxes" have the meanings set forth in Section 3.18(a).

        "Termination Date" has the meaning set forth in Section 8.2(a).

        "Third Party Intellectual Property" has the meaning set forth in Section 3.10(d).

        "Trademarks" has the meaning set forth in Section 3.10(a)(iv).

        "U.S. Person" has the meaning set forth in Section 6.2(h).

        "Washington Law" has the meaning set forth in Section 2.1.

        2. The Merger.

                2.1 The Merger. At the Effective Time (as defined in Section 2.2 hereof) and subject to and upon the terms and conditions of this Agreement, the Agreement of Merger attached hereto as Exhibit B (the "Agreement of Merger") and the applicable provisions of the Washington Business Corporation Act ("Washington Law") and the Delaware General Corporation Law ("Delaware Law"), REBA shall be merged with and into Libra, the separate corporate existence of REBA shall cease and Libra shall continue as the surviving corporation (the "Surviving Corporation").

                2.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable, but no later than two (2) business days, after the satisfaction or waiver of each of the conditions set forth in Section 6 hereof, or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the offices of Gray Cary Ware & Freidenrich LLP, 999 Third Avenue, Suite 4000, Seattle, WA 98104-4033, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Agreement of Merger, together with any required certificates, with the Secretary of State of the State of Washington, in accordance with the relevant provisions of Washington Law (the time of such filing being the "Effective Time"). The parties shall also promptly cause a Certificate of Merger to be filed with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law.

                2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Agreement of Merger and the applicable provisions of Washington Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises and all and every other interest of REBA and Libra shall vest in the Surviving Corporation, and all debts, liabilities, duties and obligations of REBA and Libra shall become the debts, liabilities, duties and obligations of the Surviving Corporation.

                2.4 Articles of Incorporation; Bylaws.

                    (a) At the Effective Time, the Articles of Incorporation of Libra, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by Washington Law and such Articles of Incorporation.

                    (b) The Bylaws of Libra, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

                2.5 Directors and Officers. At the Effective Time, the directors and officers of Libra immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, to serve until their respective successors are duly elected or appointed and qualified.

                2.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Libra, REBA or the holders of any of the following securities:

                    (a) Conversion of REBA Capital Stock. Subject to adjustment pursuant to Section 2.6(f), each share of REBA Common Stock issued and outstanding (after giving effect to the conversion, exchange or exercise, as the case may be, of all securities convertible into, or exercisable or exchangeable for, REBA Common Stock, including all unexpired and unexercised options, warrants or other rights to acquire REBA Common Stock) immediately prior to the Effective Time shall be converted, without any action on the part of the holders thereof, into the right to receive that number of validly issued, fully paid and nonassessable shares (the "Stock Consideration") of the Common Stock of Acquiror ("Acquiror Common Stock") which equals the amount obtained by dividing 350,000 by the total number of shares of REBA Common Stock issued and outstanding immediately prior to the Effective Time (after giving effect to the conversion, exchange or exercise, as the case may be, of all securities convertible into, or exercisable or exchangeable for, REBA Common Stock, including all unexpired and unexercised options, warrants or other rights to acquire REBA Common Stock)(the "Exchange Ratio"), subject to Section 2.6(d).

                    (b) Promissory Notes. Subject to adjustment pursuant to
Section 2.6(f), each REBA Stockholder shall receive a promissory note substantially in the form attached as Exhibit C (the "Promissory Note Consideration") in the amount obtained by (i) dividing $178,000.00 by the total number of shares of REBA Common Stock issued and outstanding immediately prior to the Effective Time (after giving effect to the conversion, exchange or exercise, as the case may be, of all securities convertible into, or exercisable or exchangeable for, REBA Common Stock, including all unexpired and unexercised options, warrants or other rights to acquire REBA Common Stock), and (ii) multiplying such number obtained pursuant to clause (i) above by the number of shares of REBA Common Stock owned by such REBA Stockholder immediately prior to the Effective Time. The Stock Consideration and the Promissory Note Consideration shall collectively be the "Merger Consideration."

                    (c) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or REBA Common Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or REBA Common Stock occurring after the date hereof and prior to the Effective Time.

                    (d) Fractional Shares. No fraction of a share of Acquiror Common Stock will be issued, but in lieu thereof each holder of shares of REBA Common Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average of the closing prices of Acquiror Common Stock as reported on the Nasdaq National Market during the twenty trading days ending one day prior to the Effective Time (the "Average Closing Price").

                    (e) Certificate Legends. The shares of Acquiror Common Stock to be issued pursuant to this Section 2.6 shall not have been registered and shall be characterized as "restricted securities" under federal securities laws, and under such laws such shares may be resold only in certain limited circumstances without registration under the Securities Act of 1933, as amended (the "Securities Act"). Each certificate evidencing shares of Acquiror Common Stock to be issued pursuant to this Section 2.6 shall bear the following legend:

        "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, OTHER THAN PURSUANT TO REGISTRATION UNDER SAID ACT OR IN CONFORMITY WITH THE LIMITATIONS OF RULE 144 OR OTHER SIMILAR RULE OR EXEMPTION AS THEN IN EFFECT, WITHOUT FIRST OBTAINING (I), IF REQUIRED BY THE COMPANY, A WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, WHICH MAY BE COUNSEL TO THE COMPANY, TO THE EFFECT THAT THE CONTEMPLATED SALE OR OTHER DISPOSITION WILL NOT BE IN VIOLATION OF SAID ACT, OR (II) A `NO-ACTION' OR INTERPRETIVE LETTER FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT SUCH STAFF WILL TAKE NO ACTION IN RESPECT OF THE CONTEMPLATED SALE OR OTHER DISPOSITION."

and any legends required by state securities laws.

                    (f) Adjustment for Liabilities. The Merger Consideration shall be reduced at Closing by the amount (as determined by Acquiror) of any liabilities of REBA disclosed on the REBA Disclosure Schedule. Such reduction shall be apportioned equally to the Stock Consideration and the Promissory Note Consideration.

                2.7 Surrender of Certificates.

                    (a) Exchange Procedures. From and after the Effective Time, each holder of an outstanding certificate or certificates (the "Certificates") which represented shares of REBA Common Stock immediately prior to the Effective Time shall have the right to surrender each Certificate to Acquiror (or at Acquiror's option, to such agent or agents to be appointed by Acquiror), and to receive promptly in exchange for all Certificates held by such holder: (i) a certificate representing the number of whole shares of Acquiror Common Stock to which the holder is entitled to less the number of shares of Acquiror Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Sections 2.7(c) and 8 hereof (which shall be based on the percentage of aggregate Stock or Promissory Note consideration received as attributed to such holder relative to the aggregate Stock or Promissory Note Consideration received or attributed to all the REBA Stockholders); (ii) any dividends or other distributions to which such holder is entitled pursuant to Section 2.6(c); (iii) a Promissory Note representing the amount such holder shall be entitled to receive pursuant to Section 2.6(b) less the amount of the Promissory Note to be deposited in the Escrow Fund on such holder's behalf pursuant to Sections 2.7(c) and 8 hereof (which shall be based on the percentage of aggregate Stock or Promissory Note Consideration received as attributed to such holder relative to the aggregate Stock or Promissory Note Consideration received or attributed to all the REBA Stockholders); and (iv) cash (without interest) in respect of fractional shares as provided in Section 2.6(d), and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that prior to the Effective Time represented shares of REBA Common Stock will be deemed from and after the Effective Time, for all corporate purposes other than the payment of dividends, to evidence the ownership of the number of full shares of Acquiror Common Stock into which such shares of REBA Common Stock shall have been so converted, the right to receive the Promissory Note Consideration in accordance with Section 2.6(b) and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2.6(d).

                    (b) Transfers of Ownership. At the Effective Time, the stock transfer books of the REBA shall be closed, and there shall be no further registration of transfers of REBA Common Stock thereafter on the records of REBA. If any certificate for shares of Acquiror Common Stock and Promissory Note Consideration are to be issued in a name other than that in which the Certificate surrendered in exchange therefore is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock and Promissory Note Consideration in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

                    (c) Escrow. At Closing, and subject to and in accordance with the provisions of Section 8 hereof, Acquiror shall cause to be distributed to the Escrow Agent (as defined in Section 8 hereof) (i) a certificate or certificates representing 50% of the shares of Acquiror Common Stock to be issued at the Closing (the "Escrow Shares"); and (ii) Promissory Notes representing 50% of the Promissory Note Consideration (the "Escrow Notes"). The

Escrow Shares shall be owned, beneficially and of record, by such holders and such shares shall be held in escrow and shall be available to compensate Acquiror for certain damages as provided in Section 8. To the extent not used for such purposes, such shares shall be released, all as provided in Section 8.

                2.8 No Further Ownership Rights in REBA Common Stock. The Merger Consideration delivered upon the surrender for exchange of shares of REBA Common Stock in accordance with the terms hereof (including any dividends, distributions or cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of REBA Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of REBA Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.

                2.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, Acquiror or its agents shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof such Merger Consideration (and dividends, distributions and cash in lieu of fractional shares) as may be required pursuant to Section 2.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror or the Surviving Corporation with respect to the Certificates alleged to have been lost, stolen or destroyed.

                2.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code.

                2.11 Taking of Necessary Action; Further Action. Each of Acquiror, Libra and REBA will take all such reasonable and lawful action as may be necessary or desirable in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of REBA and Libra, the officers and directors of REBA and Libra are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

        3. Representations and Warranties of REBA and REBA Stockholders. REBA and REBA Stockholders represent and warrant to Acquiror and Libra that the statements contained in this Section 3 are true and correct, except as disclosed in the attached disclosure schedule referring to the representations and warranties in this Agreement (the "REBA Disclosure Schedule"). The disclosure in any item in the REBA Disclosure Schedule in a paragraph corresponding to the numbered and lettered paragraphs contained in this Section 3 shall qualify only the corresponding subsection in this Section 3 (except to the extent disclosure in any numbered and lettered section of the REBA Disclosure Schedule is specifically cross-referenced in another numbered and lettered section of the REBA Disclosure Schedule).

                3.1 Organization, Standing and Power. REBA is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. REBA has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect on REBA. REBA has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of REBA, each as amended to date, to Acquiror. The minute book of REBA delivered to Acquiror contains a materially complete and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of REBA through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects. REBA is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws. REBA has no Subsidiaries. REBA does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                3.2 Authority. REBA has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of REBA subject only to the approval of the Merger by the REBA Stockholders as contemplated by Section 6.1(a). The affirmative vote of the holders of a majority of the shares of REBA's Common Stock outstanding on the record date for the Written Consent of Stockholders relating to this Agreement is the only vote of the holders of any of REBA's Common Stock necessary under Delaware Law to approve this Agreement and the transactions contemplated hereby. The Board of Directors of REBA has unanimously (a) approved this Agreement and the Merger; and (b) recommended that the stockholders of REBA approve this Agreement and the Merger. This Agreement has been duly executed and delivered by REBA and constitutes the valid and binding obligation of REBA enforceable against REBA in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. This Agreement has been, and the Escrow Agreement when executed and delivered in accordance with the terms hereof will have been, duly executed and delivered by the REBA Stockholders and will constitute the valid and binding obligations of the REBA Stockholders enforceable against the REBA Stockholders in accordance with their terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement by REBA does not, and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under (i) any provision of the Certificate of Incorporation or Bylaws of REBA, as amended; or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to REBA or any of its properties or assets, in the case of clause (ii), except for such conflicts, violations, defaults, rights of termination, cancellation or acceleration as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on REBA. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to REBA in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (aa) the filing of the Certificate of Merger, together with the required officers' certificates, as provided in Section 2.2; (bb) filings required under Regulation D of the Securities Act of 1933; (cc) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; and (dd) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably expected to have a Material Adverse Effect on REBA and would not reasonably be expected to prevent, or materially alter or delay, any of the transactions contemplated by this Agreement.

                3.3 Governmental Authorization. REBA has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (a) pursuant to which REBA currently operates or holds any interest in any of its properties; or (b) that is required for the operation of REBA's business or the holding of any such interest and all of such authorizations are in full force and effect except where the failure to obtain or have any such authorizations would not reasonably be expected to have a Material Adverse Effect on REBA.

                3.4 Financial Statements. REBA has delivered to Acquiror its unaudited balance sheet as of December 31, 2001 (the "REBA Balance Sheet") and its unaudited balance sheet as of May 14, 2002 (collectively, the "REBA Financial Statements"). The REBA Financial Statements fairly present the consolidated financial condition and operating results of REBA as of the dates therein.

                3.5 Capital Structure. The authorized capital stock of REBA consists of 20,000,000 shares of REBA Common Stock, of which there were issued and outstanding as of the date hereof, 3,000,000 shares, and 10,000,000 shares of preferred stock of REBA, of which as of that same date there were no issued and outstanding shares of preferred stock of REBA. All outstanding shares of REBA Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of REBA or any agreement to which REBA is a party or by which it is bound. Except for the rights created pursuant to this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which REBA is a party or by which it is bound, obligating REBA to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed, any shares of REBA Common Stock or any other class or series of capital stock of REBA, or obligating REBA to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no other contracts, commitments or agreements relating to voting, purchase or sale of REBA's capital stock (a) between or among REBA and any of its stockholders; and (b) to REBA's knowledge, between or among any of REBA's stockholders.

All shares of outstanding REBA Common Stock were issued in compliance with all applicable federal and state securities laws.

                3.6 Absence of Certain Changes. Since December 31, 2001 (the "REBA Balance Sheet Date"), REBA has conducted its business in the ordinary course consistent with past practice and there has not occurred (a) any change, event or condition (whether or not covered by insurance) that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect on REBA;
(b) any acquisition, sale or transfer of any material asset of REBA other than in the ordinary course of business and consistent with past practice; (c) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by REBA or any revaluation by REBA of any of its assets; (d) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of REBA or any direct or indirect redemption, purchase or other acquisition by REBA of any of its shares of capital stock; (e) any Material Contract entered into by REBA, other than in the ordinary course of business and as provided to Acquiror or its counsel, or any material amendment or termination of, or default under, any Material Contract to which REBA is a party or by which it is bound; (f) any amendment or change to the Certificate of Incorporation or Bylaws of REBA; (g) any increase in or modification of the compensation or benefits payable or to become payable by REBA to any of its directors or employees; or (h) any negotiation or agreement by REBA to do any of the things described in the preceding clauses (a) through
(h) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement). At the Effective Time, there will be no accrued but unpaid dividends on shares of REBA's capital stock.

                3.7 Absence of Undisclosed Liabilities. REBA has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent).

                3.8 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity, foreign or domestic, or, to the knowledge of REBA, threatened against REBA or any of its properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on REBA. There is no judgment, decree or order against REBA, or, to the knowledge of REBA, any of its respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on REBA. All litigation to which REBA is a party (or, to the knowledge of REBA, threatened to become a party) is described in Section 3.8 of the REBA Disclosure Schedule.

                3.9 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon REBA that has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of REBA, any acquisition of property by REBA or the conduct of business by REBA as currently conducted.

                3.10 Intellectual Property.


                    (a) For purposes of this Agreement, "Intellectual Property" means:

                         (i) all issued patents, reissued or reexamined patents,
revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name (collectively, "Issued Patents");

                         (ii) all published or unpublished nonprovisional and
provisional patent applications, reexamination proceedings, invention disclosures and records of invention (collectively "Patent Applications" and, with the Issued Patents, the "Patents");

                         (iii) all copyrights, copyrightable works,
semiconductor topography and mask work rights, including all rights of authorship, use, publication, reproduction, distribution, performance transformation, moral rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions (collectively, "Copyrights");

                         (iv) trademarks, registered trademarks, applications
for registration of trademarks, service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registrations of trade names (collectively, "Trademarks") and domain name registrations;

                         (v) all technology, ideas, inventions, designs,
proprietary information, manufacturing and operating specifications, know-how, formulae, trade secrets, technical data, computer programs, hardware, software and processes; and

                         (vi) all other intangible assets, properties and rights
(whether or not appropriate steps have been taken to protect, under applicable law, such other intangible assets, properties or rights).

                    (b) REBA either owns and has good and marketable title to, or possesses legally enforceable rights to use, all Intellectual Property used in the business of REBA as currently conducted or as proposed to be conducted by REBA. The Intellectual Property owned by and licensed to REBA collectively constitutes all of the Intellectual Property necessary to enable REBA to conduct its business as such business is currently being conducted. No current or former officer, director, stockholder, employee, consultant or independent contractor has any right, claim or interest in or with respect to any REBA Intellectual Property (as defined herein below). There is no unauthorized use, disclosure or misappropriation of any REBA Intellectual Property by any employee or, to REBA's knowledge, former employee of REBA or, to REBA's knowledge, by any other third party. There are no royalties, fees or other payments payable by REBA to any Person under any written or oral contract or understanding by reason of the ownership, use, sale or disposition of Intellectual Property.

                    (c) With respect to each item of Intellectual Property incorporated into any product of REBA or otherwise used in the business of REBA as currently conducted or as proposed to be conducted by REBA (except "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $1,000 on standard terms and conditions, as modified for REBA's operations) ("REBA Intellectual Property"), Section 3.10 of the REBA Disclosure Schedule lists:

                         (i) all Patents and Patent Applications, all registered
Trademarks, and pending trademark registrations and all registered Copyrights, including the jurisdictions in which each such Intellectual Property has been issued or registered or in which any such application for such issuance and registration has been filed; and

                         (ii) the following agreements relating to REBA
Intellectual Property: all (A) exclusive licenses of Intellectual Property to or from REBA; (B) joint development agreements; (C) agreements by which REBA grants any ownership right to any REBA Intellectual Property owned by REBA; (D) orders relating to Intellectual Property; and (E) options relating to any REBA Intellectual Property.

                    (d) Section 3.10 of the REBA Disclosure Schedule contains an accurate list as of the date of this Agreement of all licenses, sublicenses and other agreements to which REBA is a party and pursuant to which REBA is authorized to use any Intellectual Property owned by any third party, excluding "off the shelf" or other software at a cost not exceeding $1,000 and widely available through regular commercial distribution channels on standard terms and conditions ("Third Party Intellectual Property").

                    (e) To REBA's knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any REBA Intellectual Property, including any Third Party Intellectual Property, by any third party, including any employee or former employee of REBA. REBA has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in standard sales or agreements to end users arising in the ordinary course of business, the forms of which have been delivered to Acquiror or its counsel.

                    (f) REBA is not in breach of any license, sublicense or other agreement relating to the REBA Intellectual Property or Third Party Intellectual Property. Neither the execution, delivery or performance of this Agreement or any ancillary agreement contemplated hereby nor the consummation of the Merger or any of the transactions contemplated by this Agreement will contravene, conflict with or result in any limitation on the Acquiror's right to own or use any REBA Intellectual Property, including any Third Party Intellectual Property.

                    (g) All Patents, registered Trademarks, registered service marks and registered Copyrights held by REBA are valid and subsisting. All maintenance and annual fees have been fully paid and all fees paid during prosecution and after issuance of any Patent comprising or relating to such item have been paid in the correct entity status amounts. REBA is not infringing, misappropriating or making unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of any proprietary asset owned or used by any third party. There is no proceeding pending or, to REBA's knowledge, threatened, nor has any claim or demand been made that challenges the legality, validity, enforceability or ownership of any item of REBA Intellectual Property or Third Party Intellectual Property or alleges a claim of infringement of any Patents, Copyrights, Trademarks or service marks, or violation of any trade secret or other proprietary right of any third party. REBA has not brought a proceeding alleging infringement of REBA Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

                    (h) All current and former officers and employees of REBA have executed and delivered to REBA an agreement (containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information and the assignment to REBA of any Intellectual Property arising from services performed for REBA by such persons, the form of which has been supplied to Acquiror or its counsel. All current and former consultants and independent contractors to REBA involved in the development, modification, marketing and servicing of any REBA Intellectual Property have executed and delivered to REBA an agreement in the form provided to Acquiror or its counsel (containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information and the assignment to REBA of any Intellectual Property arising from services performed for REBA by such persons. No employee or independent contractor of REBA is in violation of any term of any patent disclosure agreement or employment contract or any other contract or agreement relating to the relationship of any such employee or independent contractor with REBA. No current or former officer, director, stockholder, employee, consultant or independent contractor has any right, claim or interest in or with respect to any REBA Intellectual Property.

                    (i) REBA has taken all commercially reasonable and customary measures and precautions necessary to protect and maintain the confidentiality of all REBA Intellectual Property (except such REBA Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the full value of all REBA Intellectual Property. All use, disclosure or appropriation of Intellectual Property not otherwise protected by patents, subject to patent applications or protected by copyright ("Confidential Information") owned by REBA by or to a third party has been pursuant to the terms of a written agreement between REBA and such third party. All use, disclosure or appropriation by REBA of Confidential Information not owned by REBA has been pursuant to the terms of a written agreement between REBA and the owner of such Confidential Information, or is otherwise lawful.

                    (j) REBA is not subject to any proceeding or outstanding decree, order, judgment or stipulation restricting in any manner the use, transfer or licensing of any REBA Intellectual Property by REBA, or which may affect the validity, use or enforceability of such REBA Intellectual Property. REBA is not subject to any agreement that restricts in any material respect the use, transfer, delivery or licensing by REBA of the REBA Intellectual Property.

                3.11 Interested Party Transactions. REBA is not indebted to any director, officer, employee or agent of REBA, and no such person is indebted to REBA.

                3.12 Complete Copies of Materials. REBA has delivered or made available true and complete copies of each document that has been requested by Acquiror or its counsel in connection with their due diligence review of REBA.

                3.13 Material Contracts. All of REBA's Material Contracts are listed in Section 3.14 of the REBA Disclosure Schedule. With respect to each Material Contract (a) the Material Contract is legal, valid, binding and enforceable and in full force and effect with respect to REBA, and to REBA's knowledge is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; (b) the Material Contract will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Effective Time in accordance with its terms as in effect prior to the Effective Time, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and (c) neither REBA nor, to REBA's knowledge, any other party, is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default by REBA or, to REBA's knowledge, by any such other party, or permit termination, modification or acceleration, under such Material Contract. REBA is not a party to any oral contract, agreement or other arrangement that if written would constitute a Material Contract. "Material Contract" means any contract, agreement or commitment to which REBA is a party (i) with expected receipts or expenditures in excess of $10,000; (ii) required to be listed pursuant to Section 3.10(c)(ii) or Section 3.10(d); (iii) requiring REBA to indemnify any Person; (iv) granting any exclusive rights to any party; (v) evidencing indebtedness for borrowed or loaned money, including guarantees of such indebtedness; or (vi) that could reasonably be expected to have a Material Adverse Effect on REBA if breached by REBA in such a manner as would (I) permit any other party to cancel or terminate the same (with or without notice of passage of time); (II) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from REBA; or (III) give rise to a right of acceleration of any material obligation or loss of any material benefit under such Material Contract.

                3.14 Employees and Consultants. Section 3.14 of the REBA Disclosure Schedule or a letter delivered to Acquiror by REBA contains a list of the names of all employees (including without limitation part-time employees and temporary employees), leased employees, independent contractors and consultants of REBA, together with their respective salaries or wages, other compensation, dates of employment and positions.

                3.15 Title to Property. REBA has good and marketable title to all of its properties, interests in properties and assets, real and personal, reflected in the REBA Balance Sheet or acquired after the REBA Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the REBA Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests therein, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (a) the lien of current taxes not yet due and payable; (b) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties; (c) liens securing debt that is reflected on the REBA Balance Sheet; and (d) such other mortgages, liens, pledges, charges or encumbrances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on REBA. All properties used in the operations of REBA are reflected in the REBA Balance Sheet to the extent required by generally accepted accounting principles. REBA currently does not lease any real property and since its inception has not leased any real property. REBA owns no real property.

                3.16 Environmental Matters. REBA is and has been in compliance with all environmental laws relating to the properties leased or occupied by REBA at any time, and no discharge, emission, release, leak or spill of hazardous materials has occurred that may or will give rise to liability of REBA under environmental laws.

                3.17 Taxes.

                    (a) As used in this Agreement, the terms "Tax" and, collectively, "Taxes" mean any and all federal, state and local taxes of any country, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, stamp transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity;

                    (b) REBA has prepared and timely filed all returns, estimates, information statements and reports required to be filed by REBA with any taxing authority ("Returns") relating to any and all Taxes concerning or attributable to REBA or its operations with respect to Taxes for any period ending on or before the Closing Date and such Returns are true and correct in all material respects and have been completed in accordance with applicable law;

                    (c) REBA, as of the Effective Time, (i) will have paid all Taxes shown to be payable on such Returns covered by Section 3.18(a); and (ii) will have withheld with respect to its employees all Taxes required to be withheld;

                    (d) There is no Tax deficiency outstanding or assessed or, to REBA's knowledge, proposed against REBA that is not reflected as a liability on the REBA Balance Sheet, nor has REBA executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax;

                    (e) REBA has no liabilities for unpaid Taxes that have not been accrued for or reserved on the REBA Balance Sheet, whether asserted or unasserted, contingent or otherwise and REBA has no knowledge of any basis for the assertion of any such liability attributable to REBA, its assets or operations;

                    (f) REBA is not a party to any tax-sharing agreement or similar arrangement with any other party, and REBA has not assumed any obligation to pay any Tax obligations of, or with respect to any transaction relating to, any other person or agreed to indemnify any other person with respect to any Tax;

                    (g) REBA's Returns have never been audited by a government or taxing authority, nor is any such audit in process or pending, and REBA has not been notified of any request for such an audit or other examination;

                    (h) REBA has never been a member of an affiliated group of corporations filing a consolidated federal income tax return;

                    (i) REBA has made available to Acquiror copies of all Returns filed for all periods since REBA's inception;

                    (j) REBA has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) apply to any disposition of assets owned by REBA;

                    (k) REBA has not been at any time a United States Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code; and

                    (l) REBA is not a party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of REBA that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 464 or 162(m) of the Code by REBA or Libra as an expense under applicable law.

                3.18 Employee Matters. REBA is in compliance with all currently applicable laws and regulations respecting terms and conditions of employment, including without limitation applicant and employee background checking, immigration laws, discrimination laws, verification of employment eligibility, employee leave laws, classification of workers as employees and independent contractors, wage and hour laws, and occupational safety and health laws except for such noncompliance that neither has nor would reasonably be expected to have a Material Adverse Effect on REBA. There are no proceedings pending or, to REBA's knowledge, reasonably expected or threatened, between REBA, on the one hand, and any or all of its current or former employees, on the other hand, including without limitation any claims for actual or alleged harassment or discrimination based on race, national origin, age, sex, sexual orientation, religion, disability, or similar tortious conduct, breach of contract, wrongful termination, defamation, intentional or negligent infliction of emotional distress, interference with contract or interference with actual or prospective economic disadvantage. There are no claims pending, or, to REBA's knowledge, reasonably expected or threatened, against REBA under any workers' compensation or long-term disability plan or policy. REBA has no material unsatisfied obligations to any employees, former employees, or qualified beneficiaries pursuant to COBRA, HIPAA, or any state law governing health care coverage extension or continuation. REBA is not a party to any collective bargaining agreement or other labor union contract, nor does REBA know of any activities or proceedings of any labor union to organize its employees. REBA has provided all employees with all wages, benefits, relocation benefits, stock options, bonuses and incentives, and all other compensation that became due and payable through the date of this Agreement.

                3.19 Compliance With Laws. REBA has complied with, is not in violation of and has not received any notices of violation with respect to, any federal state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business.

                3.20 Brokers' and Finders' Fee. No broker, finder or investment banker is entitled to brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with the Merger, this Agreement or any transaction contemplated hereby.

                3.21 Representations Complete. None of the representations or warranties made by REBA herein or in any Schedule or Exhibit hereto, including the REBA Disclosure Schedule, or certificate furnished by REBA pursuant to this Agreement or any written statement furnished to Acquiror pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contain, or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

        4. Representations and Warranties of Acquiror and Libra. Acquiror and Libra represent and warrant to REBA that the statements contained in this
Section 4 are true and correct, except as disclosed in a document of even date herewith and delivered by Acquiror to REBA on the date hereof referring to the representations and warranties in this Agreement (the "Acquiror Disclosure Schedule"). The Acquiror Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4, and the disclosure in any such numbered and lettered section of the Acquiror Disclosure Schedule shall qualify only the corresponding section in this Section 4 (except to the extent disclosure in any numbered and lettered section of the Acquiror Disclosure Schedule is specifically cross-referenced in another numbered and lettered section of the Acquiror Disclosure Schedule.

                4.1 Organization, Standing and Power. Each of Acquiror and Libra is a corporation duly organized, validly existing and in good standing under the laws of the state of Washington. Each of Acquiror and Libra has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect on Acquiror. Acquiror and Libra have made available a true and correct copy of the Articles of Incorporation and Bylaws of Acquiror and Libra, each as amended to date, to REBA. Neither Acquiror nor Libra is in violation of any provisions of its Articles of Incorporation or Bylaws.

                4.2 Authority. Acquiror has all requisite corporate power and authority to enter into this Agreement, the Escrow Agreement and the Promissory Notes and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the Escrow Agreement and the Promissory Notes and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror. Libra has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Libra. This Agreement has been duly executed and delivered by Acquiror and Libra and constitutes the valid and binding obligation of Acquiror and Libra enforceable against Acquiror and Libra in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally, and subject to general principles of equity. The Promissory Notes and the Escrow Agreement, when executed and delivered, will constitute the valid and binding obligations of Acquiror enforceable against Acquiror in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally, and subject to general principles of equity. All requisite shareholder approvals for the transactions contemplated hereunder have been obtained. The execution and delivery of this Agreement, the Escrow Agreement and the Promissory Notes do not and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of a material benefit under (a) any provision of the Articles of Incorporation or Bylaws of Acquiror or any of its Subsidiaries; or (b) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or any of its Subsidiaries or their properties or assets, except in the case of clause (b), for such conflicts, violations, defaults, rights of termination, cancellation or acceleration as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Acquiror. No consent, approval, order or authorization of or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Acquiror and Libra or the consummation by Acquiror and Libra of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger, together with the required officers' certificates, as provided in Section 2.2; (ii) the filing of a Form D with the Securities and Exchange Commission in accordance with Regulation D following the Effective Time; (iii) the filing of a Form 8-K with the Securities and Exchange Commission ("SEC") and National Association of Securities Dealers ("NASD") within 15 days after the Closing Date; (iv) any filings as may be required under applicable state securities laws and the securities laws of any foreign country; (v) the filing with the Nasdaq Stock Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the REBA Common Stock in the Merger at least 15 days prior to issuance of the Stock Consideration; and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect on Acquiror and could not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

                4.3 SEC Documents; Financial Statements. For purposes this
Section 4.3, "Acquiror SEC Documents" shall mean all statements, reports, registration statements and other filings filed with the SEC by Acquiror since March 27, 2002. As of their respective filing dates, all documents required to be filed as exhibits to the Acquiror SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect except those which have expired in accordance with their terms, and neither Acquiror nor any of its subsidiaries is in default thereunder. As of their respective filing dates, the Acquiror SEC Documents complied in all material respects with the requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror SEC Document prior to the date hereof. The financial statements of Acquiror, including the notes thereto, included in the Acquiror SEC Documents (the "Acquiror Financial Statements"), compiled as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the
SEC). The Acquiror Financial Statements fairly present the consolidated financial condition and operating results of Acquiror and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Acquiror's accounting policies except as described in the notes to the Acquiror Financial Statements.

                4.4 Issuance of Shares. The issuance and delivery of the Acquiror Common Stock as Merger Consideration in accordance with this Agreement has been duly authorized by all necessary corporate action on the part of Acquiror, and, when issued at the Effective Time as contemplated hereby, such shares of Acquiror Common Stock will be duly and validly issued, fully paid and nonassessable. Such Acquiror Common Stock, when so issued and delivered in accordance with the provisions of this Agreement, shall be free and clear of all liens and encumbrances and adverse claims, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Escrow Agreement and under applicable securities laws and will not have been issued in violation of Acquiror's Articles of Incorporation or Bylaws or any preemptive rights or rights of first refusal or similar rights.

                4.5 Capital Structure. The authorized capital stock of Acquiror consists of 25,000,000 shares of Common Stock, $0.01 par value, and 5,000,000 shares Preferred Stock, $0.01 par value, of which there were issued and outstanding as of the close of business on May 3, 2002, 7,182,262 shares of Common Stock and no shares of Preferred Stock.

                4.6 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity, foreign or domestic, or, to the knowledge of Acquiror or Libra, threatened against Acquiror or Libra or any of their properties or any of their officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Acquiror or Libra. There is no judgment, decree or order against Acquiror or Libra, or, to the knowledge of Acquiror or Libra, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Acquiror or REBA.

                4.7 SEC Documents. Acquiror has filed each statement and report and other filing required to be filed with the SEC by Acquiror between March 27, 2002 and the date hereof. In addition, Acquiror has made available to REBA through EDGAR all exhibits to Acquiror's SEC documents filed prior to the date hereof.

                4.8 Compliance with Laws. Acquiror and Libra have complied with, are not in violation of and have not received any notices of violation with respect to, any federal state, local or foreign statute, law or regulation with respect to the conduct of their business, or the ownership or operation of their business.

                4.9 Brokers' and Finders' Fee. No broker, finder or investment banker is entitled to brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with the Merger, this Agreement or any transaction contemplated hereby.

                4.10 Absence of Undisclosed Liabilities. Acquiror has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than those set forth or fully provided for in the Acquiror Financial Statements.

                4.11 Events Subsequent to Most Recent Fiscal Quarter End. Since March 31, 2002, there has not been any change in the business financial condition, operations or results of operations of Acquiror which would constitute a Material Adverse Effect.

                4.12 Representations Complete. None of the representations or warranties made by Acquiror or Libra herein or in any Schedule hereto, including the Acquiror Disclosure Schedule, or certificate furnished by Acquiror or Libra pursuant to this Agreement, or any written statement furnished to REBA pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

        5. Additional Agreements.

                5.1 Approval of Shareholders. REBA shall have taken all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to obtain the unanimous written consent of the REBA Stockholders approving the Merger. The REBA Stockholders agree to vote the shares of REBA capital stock owned by such stockholder in favor of the Merger.

                5.2 Sale of Shares Pursuant to Regulation D. The parties hereto acknowledge and agree that the shares of Acquiror Common Stock issuable to the REBA Stockholders pursuant to Section 2.6 hereof shall constitute "restricted securities" within the Securities Act. The certificates of Acquiror Common Stock shall bear the legends set forth in Section 2.6(e). It is acknowledged and understood that Acquiror is relying on certain written representations made by each stockholder of REBA and by the Purchaser Representative for certain stockholder. REBA will use its best efforts to cause each REBA Stockholder to execute and deliver to Acquiror an Investor Representation Statement in the form attached hereto as Exhibit D.

                5.3 No Modification of Representations or Warranties. No information or knowledge obtained in any investigation by Acquiror shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

                5.4 Confidentiality. The parties acknowledge that Acquiror and REBA have previously executed a confidentiality agreement dated November 13, 2001 (the "Confidentiality Agreement"), which Confidentiality Agreement is hereby incorporated herein by reference and shall continue in full force and effect in accordance with its terms.

                5.5 Public Disclosure. Unless otherwise permitted by this Agreement, REBA shall not issue any press release or otherwise make any public statement or make any other public (or non confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and shall not issue any such press release or make any such statement or disclosure without the prior approval of Acquiror (which approval shall not be unreasonably withheld).

                5.6 Further Assurances. Acquiror and REBA shall use all reasonable efforts to take, or cause to be taken, all actions necessary to effectuate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each party to this Agreement shall (a) make any filings and give any notices required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement; (b) use all reasonable efforts to obtain any consent required to be obtained (pursuant to any applicable legal requirement or contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement; and (c) use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. Each party shall promptly deliver to the other a copy of each such filing made, each such notice given and each such consent obtained by such party during the period prior to the Effective Time. Each party, at the reasonable request of the other party, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                5.7 Escrow Agreement. On or before the Effective Time, Acquiror, Escrow Agent, the REBA Stockholders and the REBA Stockholders' Agent will execute the Escrow Agreement contemplated by Section 8 in substantially the form attached as Exhibit E ("Escrow Agreement").

                5.8 Additional Issuance of Securities. Prior to the Effective Time, REBA shall not issue any REBA Common Stock or securities convertible into, or exercisable or exchangeable for, REBA Common Stock, including the granting of employee stock options.

                5.9 Listing of Additional Shares. Prior to the Effective Time, Acquiror shall file with the Nasdaq Stock Market a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the REBA Common Stock in the Merger.

                5.10 Non Solicitation Agreements. REBA Stockholders shall execute a Non-Competition and Non-Solicitation agreement in substantially the form set forth as Exhibit G.

                5.11 Blue Sky Laws. Acquiror shall take such steps as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions that are applicable to the issuance of the shares of Acquiror Common Stock to be issued in connection with the Merger. REBA shall use all reasonable efforts to assist Acquiror as may be necessary to comply with the Securities and Blue Sky laws of all jurisdictions that are applicable in connection with the issuance of the shares of Acquiror Common Stock to be issued in connection with the Merger.

                5.12 Reorganization. Acquiror and REBA shall each use its best efforts to cause the business combination to be effected by the Merger to be qualified as a "reorganization" described in Section 368 of the Code.

                5.13 Indemnification.

                    (a) For a period of three years, the Surviving Corporation will observe any indemnification and limitation on liability provisions now existing in the REBA Certificate of Incorporation or Bylaws for the benefit of any individual who served as director or officer of REBA at any time prior to the Effective Time.

                    (b) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or mergers into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person other than in the ordinary course of business or as part of a securitization transaction, then, and in each case, proper provision shall be made so that the successors and assigns of the Surviving Corporation, or an Acquiror's option, Acquiror, shall assume the obligations of the Surviving Corporation set forth in this Section 5.13.

        6. Conditions to the Merger.

                6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

                    (a) No Governmental Litigation. There shall not be pending or threatened any legal proceeding in which a Governmental Entity is or is threatened to become a party or is otherwise involved, and neither Acquiror nor REBA shall have received any communication from any Governmental Entity in which such Governmental Entity indicates the probability of commencing any legal proceeding or taking any other action: (i) challenging or seeking to restrain or prohibit the consummation of the Merger; (ii) relating to the Merger and seeking to obtain from Acquiror or REBA, any damages or other relief that would be material to Acquiror; (iii) seeking to prohibit or limit in any material respect Acquiror's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to any of REBA Common Stock; or (iv) that would materially and adversely affect the right of Acquiror or REBA to own the assets or operate the business of REBA. In addition, any and all notification periods pursuant to the rules promulgated by the National Association of Securities Dealers, Inc. or the Nasdaq Stock Market, Inc., shall have terminated or expired and there shall not be pending or threatened any proceeding or investigation concerning Acquiror or the securities of Acquiror by such organization.

                6.2 Additional Conditions to the Obligations of Acquiror and Libra. The obligations of Acquiror and Libra to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

                    (a) Representations, Warranties and Covenants. The representations and warranties of REBA in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing as though such representations and warranties were made on and as of such time (except for such representations and warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date).

                    (b) Performance of Obligations. REBA shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing.

                    (c) Certificate of Officers. Acquiror and Libra shall have received a certificate executed on behalf of REBA by the chief executive officer of REBA certifying that the conditions set forth in Section 6.1(a), Section 6.2(a) and Section 6.2(b) have been satisfied.

                    (d) No Other Litigation. There shall not be pending any legal proceeding (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (ii) relating to the Merger and seeking to obtain from Acquiror or REBA, any damages or other relief that would be material to Acquiror; (iii) seeking to prohibit or limit in any material respect Acquiror's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to any of REBA Common Stock; or (iv) which would affect adversely the right of Acquiror or REBA to own the assets or operate the business of REBA.

                    (e) Contribution of Debt Instruments. REBA shall have delivered evidence satisfactory to Acquiror of the contribution to REBA of any debt instruments owed to any REBA Stockholder by REBA.

                    (f) Approval of REBA Stockholders. All of the shares of REBA's Common Stock outstanding on the record date for the Written Consent of Stockholders relating to this Agreement, the Escrow Agreement and the Merger shall have voted affirmatively.

                    (g) Escrow Agreement. Escrow Agent and the REBA Stockholders' Agent shall have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit E.

                    (h) No Material Adverse Change. Since the date of this Agreement, there shall not have occurred any change in the financial condition, properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of REBA, taken as a whole, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on REBA.

                    (i) Available Exemption; Investor Representation Statement; Number of Stockholders. There shall be an exemption from registration under applicable federal and state securities laws available for issuance of the Stock Consideration, each of the REBA's Stockholders shall have delivered to Acquiror a signed Investor Representation Statement in substantially the form attached hereto as Exhibit D and each such Statement shall be in full force and effect, and there shall be no more than thirty-five (35) REBA Stockholders who are both
(i) U.S. persons as defined under Regulation S under the Securities Act (a "U.S. Person"); and (ii) not "accredited investors" as defined in Rule 501 under the Securities Act.

                    (j) Purchaser Representative. There shall be a Purchaser Representative, as defined in Regulation D under the Securities Act, reasonably satisfactory to Acquiror, representing each holder of REBA Common Stock who is a U.S. Person and not an "accredited investor" as defined in Rule 501 under the Securities Act, and such holder and his or her Purchaser Representative shall have executed and delivered documentation in substantially the form attached hereto as Exhibit F.

                    (k) Transfer Taxes. REBA shall have provided documentation, satisfactory to Acquiror, evidencing the payment of any and all applicable transfer or similar taxes.

                    (l) Non-Competition Agreements. The REBA Stockholders shall each have entered into Non-Competition Agreements in substantially the form attached as Exhibit G.

                    (m) Opinion. Counsel for REBA shall have delivered to Acquiror an opinion in substantially the form attached hereto as Exhibit H.

                6.3 Additional Conditions to Obligations of REBA. The obligations of REBA and the REBA Stockholders to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by REBA:

                    (a) Representations, Warranties and Covenants. The representations and warranties of Acquiror and Libra in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing Date as though such representations and warranties were made on and as of such time (except for such representations and warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date).

                    (b) Performance of Obligations. Acquiror and Libra shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing.

                    (c) Certificate of Officers. REBA shall have received a certificate executed on behalf of Acquiror and Libra by the chief executive officer of Acquiror and Libra, respectively, certifying that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

                    (d) No Other Litigation. There shall not be pending any legal proceeding i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; and (ii) relating to the Merger and seeking to obtain from Acquiror or REBA, any damages or other relief that would be material to Acquiror.

                    (e) No Material Adverse Change. Since the date of this Agreement, there shall not have occurred any change in the financial condition, properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of REBA, taken as a whole, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on REBA.

                    (f) Opinion. Counsel for Acquiror shall have delivered to REBA an opinion in substantially the form attached hereto as Exhibit I.

        7. Termination, Amendment and Waiver.

                7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Section 7.1(b) through Section 7.1(d), by written notice by the terminating party to the other party):

                    (a) by the mutual written consent of Acquiror and REBA;

                    (b) by either Acquiror or REBA if the Merger shall not have been consummated by June 30, 2002; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

                    (c) by either Acquiror or REBA if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, unless the party relying on such order, decree or ruling or other action has not complied in all material respects with its obligations under this Agreement; or

                    (d) by Acquiror or REBA, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in
Section 6.1 or 6.2 (in the case of termination by Acquiror) or Section 6.1 or
6.3 (in the case of termination by REBA) not to be satisfied and (ii) shall not have been cured within fifteen (15) business days following receipt by the breaching party of written notice of such breach from the other party, provided, however, that such notifying party shall not be able to terminate the Agreement if it is likewise in breach of any such representation, warranty, covenant or agreement.

                7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, there shall be no liability or obligation on the part of Acquiror, REBA, Libra or their respective officers, directors, or stockholders, except to the extent that such termination results from the willful breach by a party of any of its representations, warranties or covenants set forth in this Agreement; provided, however, that the provisions of Sections 5.4, 5.5, 7.1 and 10 shall remain in full force and effect and survive any termination of this Agreement.

                7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto;
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

        8. Escrow and Indemnification

                8.1 Escrow Fund.

                    (a) At the Closing, the Escrow Shares and the Escrow Notes shall be deposited with Escrow Agent (or other institution selected by Acquiror with the reasonable consent of REBA) as escrow agent (the "Escrow Agent"), such deposit and any Additional Escrow Shares (as defined below) to constitute the "Escrow Fund" and to be governed by the terms set forth herein and in the Escrow Agreement attached hereto as Exhibit E. The Escrow Fund shall be available to compensate Acquiror pursuant to the indemnification obligations of the REBA Stockholders. In the event Acquiror issues any Additional Escrow Shares (as defined below), such shares will be issued in the name of the Escrow Agent and delivered to the Escrow Agent in the same manner as the Escrow Shares delivered at the Closing.

                    (b) Except for dividends paid in stock declared with respect to the Escrow Shares ("Additional Escrow Shares"), which shall be treated as Escrow Shares pursuant to Section 8.1(a) hereof, any cash dividends, dividends payable in securities or other distributions of any kind, including in the event of a stock split, merger, reclassification of Acquiror's shares or similar transaction, made in respect of the Escrow Shares will be delivered to the REBA Stockholders on a pro rata basis. Each REBA Stockholder will have voting rights with respect to the Escrow Shares deposited in the Escrow Fund with respect to such REBA Stockholder so long as such Escrow Shares are held in escrow, and Acquiror will take all reasonable steps necessary to allow the exercise of such rights. While the Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement, the REBA Stockholders will retain and will be able to exercise all incidents of ownership of said Escrow Shares which are not inconsistent with the terms and conditions of this Agreement.

                8.2 Indemnification.

                    (a) Survival of Warranties. All representations and warranties made by REBA herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing and continue in full force and effect until the third anniversary of the Closing Date (the "Termination Date") at which time the representations, warranties and covenants of REBA set forth herein shall terminate. A claim against the REBA Stockholders must be made in writing to the REBA Stockholders on or before the Termination Date specifying the factual basis of such claim in reasonable detail to the extent then known by the Acquiror Indemnified Person (as defined herein) making such claim.

                    (b) (i) Subject to the limitations set forth in this Section 8, the REBA Stockholders will jointly and severally indemnify and hold harmless Acquiror and the Surviving Corporation and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may control Acquiror or the Surviving Corporation within the meaning of the Securities Act (individually an "Acquiror Indemnified Person" and collectively the "Acquiror Indemnified Persons") from and against any and all losses, costs, damages (excluding incidental and consequential damage, other than incidental and consequential damages for which Acquiror or Surviving Corporation is liable to third parties), liabilities and expenses arising from losses, claims, demands, actions, causes of action, including, without limitation, reasonable legal fees arising out of any breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by REBA in this Agreement, the REBA Disclosure Schedule or any exhibit or schedule to this Agreement (collectively, "Damages"). The sole remedy and recourse of the Acquiror Indemnified Persons for Damages shall be indemnification pursuant to this Section 8.

                         (ii) Except as expressly provided herein, nothing in
this Agreement shall limit the liability in amount or otherwise (a) of REBA for any breach of any representation, warranty or covenant if the Merger does not close; (b) of any REBA Stockholder in connection with any breach by such stockholder of any representation or covenant in the Investor Representation Statement delivered pursuant hereto; or (c) of REBA with respect to fraud, criminal activity or intentional breach of any covenant contained in this Agreement.

                    (c) Threshold for Claims. No claim for Damages shall be made under Section 8 unless the aggregate of Damages exceeds $10,000 for which claims are made hereunder by the Acquiror Indemnified Persons, in which case the Acquiror Indemnified Person shall be entitled to seek compensation for all Damages without regard to the limitation set forth in this Section 8.2(c); provided, however, that the aggregate indemnification obligation of REBA and REBA Stockholders under this Agreement shall not exceed the aggregate value of the Merger Consideration; provided, further, that in no event shall the indemnity obligation of any REBA Stockholder under this Section 8 exceed the aggregate value of Merger Consideration such REBA Stockholder has received or may become entitled to receive.

                    (d) For the purposes of this Section 8 the "value of Merger Consideration" will be limited to (i) $200,000 in cash (including any reduction in the amount payable under any note constituting a portion of the Promissory Note Consideration whether by application of indemnification rights, operation of the provisions of the Escrow Agreement, exercise of any right of set-off or otherwise) plus (ii) the return of the Escrow Shares (including any Additional Escrow Shares); provided that, to the extent any Escrow Shares have been converted into cash or other property, in lieu of returning such Escrow Shares, the REBA Stockholder may return the net proceeds, whether cash or other property, received from the disposition of any Escrow Shares plus (iii) the return of the shares of Acquiror Common Stock issued at the Closing and not subject to escrow (the "Non-Escrow Shares"); provided that to the extent any Non-Escrow Shares have been converted into cash or other property, in lieu of returning such Non-Escrow Shares, the REBA Stockholder may return the net proceeds, whether cash or other property, received from the disposition of any Non-Escrow Shares.

                    (e) Priority for Indemnification Claims. No claim for Damages shall be made against the Non-Escrow Shares or the Promissory Notes not subject to escrow unless and until the aggregate of Damages exceeds the value of the Escrow Shares and the Escrow Notes.

                    (f) Subrogation. To the extent any Acquiror Indemnified Person has a right to recover the amount of (or part of the amount of) any claims such Acquiror Indemnified Person may seek to assert against a REBA Stockholder pursuant to this Section 8 by way of a claim against any third party on the basis of the same or substantially similar facts or circumstances as gave rise to the claim against the REBA Stockholder, the Acquiror Indemnified Person shall cause the REBA Stockholder to be subrogated to the Acquiror Indemnified Person in respect of its claim against any such third party. In such case the REBA Stockholder shall be entitled to conduct, in the name of the Acquiror Indemnified Person, any claim, action, suit or other proceeding against that third party and the Acquiror Indemnified Person shall make available or cause its representatives and affiliates to make available to the REBA Stockholder such persons and all such information or materials as the REBA Stockholder may reasonably require for pursuing the claim against such third party, subject to reimbursement for reasonable out of pocket expenses related thereto and without unreasonable disruption of the business or operations of the Acquiror Indemnified Person.

                8.3 Escrow Period; Release From Escrow.

                    (a) The Escrow Fund shall terminate upon the expiration of three years after the Effective Time ("Escrow Period"); provided, however, that a portion of the Escrow Fund that, in the reasonable judgment of Acquiror subject to the objection of the REBA Stockholders' Agent and the subsequent arbitration of the matter in the manner provided in Section 8.6 hereto, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved.

                    (b) Within three (3) business days after the Termination Date (the "Release Date"), the Escrow Agent shall release from escrow to the shareholders of REBA their pro rata portion of the Escrow Shares and Additional Escrow Shares, less with respect to each such shareholder the number of Escrow Shares and Additional Escrow Shares with a value (as determined pursuant to Section 8.4) equal to the sum of (i) such shareholder's pro rata portion of any liability pursuant to an Officer's Certificate (as defined below) delivered to Acquiror in accordance with Section 8.4 in satisfaction of indemnification claims by Indemnitees and
(ii) such shareholder's pro rata portion of any liability subject to delivery to Indemnitee in accordance with Section 8.3(a) with respect to any pending but unresolved indemnification claims of Indemnitee. Any Escrow Shares and Additional Escrow Shares held as a result of clause (ii) shall be released to the shareholders of REBA or released to Acquiror (as appropriate) promptly upon resolution of each specific indemnification claim involved. Escrow Shares and Additional Escrow Shares shall be released to the respective shareholders of REBA in proportion to their respective shares of the Merger Consideration. Acquiror will take such action as may be necessary to cause such certificates to be issued in the names of the appropriate persons. Certificates representing Escrow Shares and Additional Escrow Shares so issued that are subject to resale restrictions under applicable securities laws will bear legends to that effect. No fractional shares shall be released and delivered from Escrow to the shareholders of REBA. In lieu of any fraction of an Escrow Share to which a REBA Stockholder would otherwise be entitled, such holder will receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction multiplied by the Average Closing Price.

                    (c) No Escrow Shares or Additional Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by any shareholder of REBA except to another REBA Stockholder (which such shares remaining subject to escrow) or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such shareholder, prior to the delivery to such shareholder of such shareholder's pro rata portion of the Escrow Fund by the Escrow Agent as provided herein. Notwithstanding the above, upon obtaining Acquiror's consent (which consent shall not be unreasonably withheld), a REBA Stockholder may instruct the Escrow Agent to dispose of all or a portion of the Escrow Shares attributed to such REBA Stockholder and hold the proceeds received upon such disposition in the Escrow Fund pursuant to the terms of this Agreement and the Escrow Agreement.

                    (d) The Escrow Agent is hereby granted the power to effect any transfer of Escrow Shares contemplated by this Agreement. Acquiror will cooperate with the Escrow Agent in promptly issuing stock certificates to effect such transfers.

                8.4 Claims Upon Escrow Fund. Upon receipt by the Escrow Agent on or before the Release Date of a certificate signed by any officer of Acquiror (an "Officer's Certificate") stating that Damages exist with respect to the indemnification obligations of the shareholders of REBA set forth in Section 8.2, and specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty, covenant or claim to which such item is related, the Escrow Agent shall, subject to the provisions of this Section 8 and the Escrow Agreement, deliver to Acquiror out of the Escrow Fund, as promptly as practicable, Acquiror Common Stock or other assets held in the Escrow Fund having a value equal to such Damages. For the purpose of compensating Acquiror for its Damages pursuant to this Agreement, the Acquiror Common Stock in the Escrow Fund shall be valued at the average of the closing prices of Acquiror Common Stock as reported on the Nasdaq National Market (or other exchange or quotation service) during the twenty trading days ending one day prior to the date of receipt by the Escrow Agent of an Officer's Certificate; provided, however, that such value shall not be less than fifty percent of the Average Closing Price.

                8.5 Objections to Claims.

                    (a) At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the REBA Stockholders' Agent (as defined below). For a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of Acquiror Common Stock or other property pursuant to Section 8.4 hereof or the Escrow Agreement unless the Escrow Agent shall have received written authorization from the REBA Stockholders' Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Acquiror Common Stock or other property in the Escrow Fund in accordance with Section 8.4 hereof, provided that no such payment or delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Acquiror prior to the expiration of such thirty (30) day period.

                    (b) In case the REBA Stockholders' Agent shall so object in writing to any claim or claims by Acquiror made in any Officer's Certificate, Acquiror shall have thirty (30) days to respond in a written statement to the objection of the REBA Stockholders' Agent. If after such thirty (30) day period there remains a dispute as to any claims, the Shareholders' Agent and Acquiror shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the REBA Stockholders' Agent and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Acquiror Common Stock or other property from the Escrow Fund in accordance with the terms thereof.

                8.6 Resolution of Conflicts and Arbitration.

                    (a) If no agreement can be reached after good faith negotiation between the parties pursuant to Section 8.5, either Acquiror or the Shareholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the Damages is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator. Acquiror and the REBA Stockholders' Agent shall agree on the arbitrator, provided that if Acquiror and the REBA Stockholders' Agent cannot agree on such arbitrator, either Acquiror or REBA Stockholders' Agent can request that Judicial Arbitration and Mediation Services ("JAMS") select the arbitrator. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be written, shall be in accordance with applicable law and with this Agreement, and shall be supported by written findings of fact and conclusion of law which shall set forth the basis for the decision of the arbitrator. The decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate or Agent Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8 hereof, the Escrow Agent and the parties shall be entitled to act in accordance with such decision and the Escrow Agent shall be entitled to make or withhold payments out of the Escrow Fund in accordance therewith.

                    (b) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in King County, Washington under the commercial rules then in effect of the American Arbitration Association. The non-prevailing Party to an arbitration shall pay its own expenses, the fees of the arbitrator, any administrative fee of JAMS, and the expenses, including attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

                8.7 REBA Stockholders' Agent.

                    (a) Each of the REBA Stockholders hereby appoints Lary L. Evans as his or her agent ("REBA Stockholders' Agent") as well as such REBA Stockholder's true and lawful attorney-in-fact to act for and on behalf of such REBA Stockholder in all matters relating to or arising out of this Agreement or the Escrow Agreement and the liability or asserted liability of such REBA Stockholder hereunder or thereunder, including, specifically, but without limitation (a) accepting and agreeing to the liability of such REBA Stockholder with respect to any indemnification claim, (b) disputing the liability of such REBA Stockholder, or the amount of such liability, with respect to any indemnification claim and prosecuting and resolving such dispute, (c) accepting the defense, compromise and settlement of any claim for Damages on behalf of such REBA Stockholder or refusing to accept the same, (d) settling and compromising the liability of such REBA Stockholder, (e) instituting and prosecuting such actions as the REBA Stockholders' Agent shall deem appropriate in connection with any of the foregoing, (f) receiving notices and communications, (g) authorizing delivery of Escrow Shares, Escrow Notes or other property from the Escrow Fund to Acquiror in satisfaction of claims by Acquiror or any Acquiror Indemnified Person, or objecting to such deliveries, and (h) retaining legal counsel, accountants, appraisers and other advisers in connection with any of the foregoing, all for the account of the REBA Stockholders, each REBA Stockholder agreeing to be fully bound by the acts, decisions and agreements of the REBA Stockholders' Agent taken and done pursuant to the authority herein granted. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than 10 days' prior written notice to Acquiror. No bond shall be required of the REBA Stockholders' Agent, and the REBA Stockholders' Agent shall receive no compensation for his services. Notices or communications to or from the REBA Stockholders' Agent shall constitute notice to or from each of the REBA Stockholders.

                    (b) Each REBA Stockholder hereby agrees to indemnify and to save and hold harmless the REBA Stockholders' Agent from, and reimburse the REBA Stockholders' Agent for, any liability incurred by the REBA Stockholders' Agent based upon or arising out of any act, whether of omission or commission, of the REBA Stockholders' Agent pursuant to the authority herein granted or granted pursuant to the Escrow Agreement INCLUDING ACTS OF NEGLIGENCE ON THE PART OF THE REBA STOCKHOLDERS' AGENT other than acts, whether of omission or commission, of the REBA Stockholders' Agent that constitute fraud or willful misconduct, in the exercise by the REBA Stockholders' Agent of the authority herein granted.

                    (c) The REBA Stockholders' Agent shall have reasonable access to information about REBA and the reasonable assistance of REBA's officers and employees for purposes of performing his duties and exercising his rights hereunder, provided that the REBA Stockholders' Agent shall treat confidentially and not disclose any nonpublic information from or about REBA to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

                    (d) Acquiror acknowledges that Mr. Evans may have a conflict of interest with respect to his duties as REBA Stockholders' Agent, and in such regard the Mr. Evans has informed Acquiror that he will act in the best interests of the REBA Stockholders.

                8.8 Actions of the REBA Stockholders' Agent. A decision, act, consent or instruction of the REBA Stockholders' Agent shall constitute a decision of all REBA Stockholders for whom shares of Escrow Shares or Escrow Notes otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such REBA Stockholder, and the Escrow Agent and Acquiror may rely upon any decision, act, consent or instruction of the REBA Stockholders' Agent as being the decision, act, consent or instruction of each and every such REBA Stockholder. The Escrow Agent and Acquiror are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the REBA Stockholders' Agent.

                8.9 Third-Party Claims. In the event Acquiror becomes aware of a third-party claim which Acquiror believes may result in a demand against the Escrow Fund, Acquiror shall notify the REBA Stockholders' Agent of such claim, and the REBA Stockholders' Agent and the REBA Stockholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim with the consent of Acquiror which shall not be unreasonably withheld. Acquiror shall have the right in its sole discretion to settle any such claim. In the event that the REBA Stockholders' Agent has consented to any such settlement, the REBA Stockholders' Agent shall have no power or authority to object under Section 8.5 or any other provision of this Section 8 to the amount of any claim by Acquiror against the Escrow Fund for indemnity with respect to such settlement.

                8.10 Effect of Agreement. By his/her signature on this Agreement, each REBA Stockholder agrees that:

                    (a) The Acquiror Indemnified Parties shall be able to rely conclusively on the instructions and decisions of the REBA Stockholders' Agent as to the settlement of any claims for indemnification by an Acquiror Indemnified Party pursuant to this Agreement or the Escrow Agreement or any other actions required or permitted to be taken by the REBA Stockholders' Agent hereunder or under the Escrow Agreement, and no REBA Stockholder shall have any cause of action against an Acquiror Indemnified Party to the extent an Acquiror Indemnified Party has relied upon the instructions or decisions of the REBA Stockholders' Agent; and

                    (b) The provisions of this Section 8 and of the Escrow Agreement shall be binding upon the executors, heirs, legal and personal agents, successor trustees and successors of each REBA Stockholder, and any references in this Agreement or the Escrow Agreement to a REBA Stockholder shall mean and include the successors and assigns to the REBA Stockholder's rights hereunder.

        9. Registration Rights.

                9.1 Piggyback Registration Rights. If Acquiror proposes to register any shares of Acquiror Common Stock under the Securities Act (except with respect to registration statements on Form S-4, S-8 or other registration statements relating to any employee benefit plan or a corporate reorganization, or another form not available for registering the Stock Consideration for sale to the public), the acquiror shall notify all REBA Stockholders in writing at least thirty (30) days prior to filing any registration statement. Each REBA Stockholder desiring to include in any such registration statement all or any part of the Stock Consideration held by such REBA Stockholder shall, within twenty (20) days after receipt of the above-described notice from Acquiror, so notify Acquiror in writing, and in such notice shall inform Acquiror of the number of shares of Acquiror Common Stock such REBA Stockholder wishes to include in such registration statement. If a REBA Stockholder decides not to include all of his/her/its Stock Consideration in any registration statement thereafter filed by Acquiror, such REBA Stockholder shall nevertheless continue to have the right to include any Stock Consideration in any subsequent registration statement or registration statements as may be filed by Acquiror with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                9.2 Underwriting. If a registration statement under which Acquiror gives notice under this Section 9 is for an underwritten offering, then Acquiror shall so advise the REBA Stockholder of Stock Consideration. In such event, the right of any such REBA Stockholder's Stock Consideration to be included in a registration pursuant to this Section 9 shall be conditioned upon such REBA Stockholder's participation in such underwriting and the inclusion of such REBA Stockholder's Stock Consideration in the underwriting to the extent provided herein. All REBA Stockholders proposing to distribute their Stock Consideration through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the underwriter(s) may exclude shares (including Stock Consideration) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to Acquiror, and second, to each of the REBA Stockholders requesting inclusion of their Stock Consideration in such registration statement on a pro rata basis based on the total number of Stock Consideration then held by each such REBA Stockholder; provided, however, such limitation shall not cause the total number of Stock Consideration held by the REBA Stockholders to constitute less than twenty percent (20%) of the total number of shares to be included in the registration. If any REBA Stockholder disapproves of the terms of any such underwriting, such REBA Stockholder may elect to withdraw therefrom by written notice to Acquiror and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Stock Consideration excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

                9.3 Expenses. All expenses incurred in connection with a registration pursuant to this Section 9 (excluding stock transfer taxes and underwriters' and brokers' discounts and commissions), including, without limitation all federal and "blue sky" registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for Acquiror and the reasonable fees and disbursements of one (1) counsel for the selling REBA Stockholder or REBA Stockholders, selected by them and reasonably acceptable to Acquiror, shall be borne by Acquiror.

                9.4 Transfer or Assignment of Registration Rights. The rights to cause the Acquiror to register securities granted to a REBA Stockholder by Acquiror under this Agreement may be transferred or assigned by a REBA Stockholder, provided that the Acquiror is given written notice by such REBA Stockholder at the time of said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee is not deemed by the Board of Directors of the Acquiror, in its reasonable judgment, to be a competitor of Acquiror; and provided further that the transferee or assignee assumes the obligations of the REBA Stockholder under this Agreement.

                9.5 Indemnification. In the event any Stock Consideration is included in a registration statement under this Agreement:

                    (a) To the extent permitted by law, Acquiror will indemnify and hold harmless each REBA Stockholder against any losses, claims, damages, or liabilities caused by any untrue statement, or alleged untrue statement of a material fact contained in such registration statement as amended or supplemented, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to Acquiror by any REBA Stockholder for use therein; provided, however, that the indemnity agreement contained in this subsection 9.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Acquiror, which consent shall not be unreasonably withheld; provided, further, that the foregoing indemnity agreement with respect to any preliminary or final prospectus shall not inure to the benefit of any REBA Stockholder from which the person suffering such losses, claims, damages or liabilities purchased any shares of Stock Consideration if a copy of the preliminary or final prospectus (or the amended or supplemented prospectus if the Acquiror shall have furnished any amendments or supplements thereto) was furnished to such REBA Stockholder in a timely manner and was not sent or given by or on behalf of such REBA Stockholder to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares of Stock Consideration to such person, and if the preliminary or final prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                    (b) To the extent permitted by law, each selling REBA Stockholder will indemnify and hold harmless Acquiror, each of its directors, each of its officers who sign the registration statement, each person, if any, who controls the Acquiror within the meaning of the Securities Act, any underwriter, any other REBA Stockholder selling securities in such registration statement, and any controlling person of any such underwriter against any losses, claims, damages, or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such registration statement, as amended or supplemented, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; but only with reference to information relating to such REBA Stockholder furnished in writing by or on behalf of such REBA Stockholder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this subsection 9.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage liability or action if such settlement is effected without the consent of the REBA Stockholder, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity under this subsection 9.5(b) exceed the aggregate value of the Stock Consideration included in such registration statement.

                    (c) Promptly after receipt by an indemnified party under this Section 9.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.5.

                    (d) If the indemnification provided for in this Section 9.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a REBA Stockholder under this Subsection 9.5 (d) exceed the net proceeds from the offering received by such REBA Stockholder, except in the case of willful fraud by such REBA Stockholder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                    (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                9.6 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of the Stock Consideration to the public without registration, the Acquiror agrees to:

                    (a) Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act;

                    (b) Use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Acquiror under the Securities Act and the Exchange Act.

        10. General Provisions.

                10.1 Expenses; Transaction Fees. Whether or not the Merger is consummated, all cash and expenses incurred in connection with the Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided however, that Acquiror shall reimburse the REBA Stockholders for fees in connection with the Merger in an amount not to exceed Twenty Thousand Dollars ($20,000) upon consummation of the Merger.

                10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) upon receipt if delivered personally; (ii) three (3) business days after being mailed by registered or certified mail, postage prepaid, return receipt requested; (iii) one (1) business day after it is sent by commercial overnight courier service; or (iv) upon transmission if sent via facsimile with confirmation of receipt to the parties at the following address (or at such other address for a party as shall be specified upon like notice):

                    (a) if to Acquiror or Libra, to:

                    Applied Microsystems Corporation
                    5020 148th Avenue North East
                    Redmond, WA 98052
                    Attention:  President
                    Fax: (425) 869-0189
                    Tel: (425) 882-2000

                    with a copy to:

                    Gray Cary Ware & Freidenrich LLP
                    999 Third Avenue, Suite 4000
                    Seattle, WA  98104-4033
                    Attention:  John M. Steel
                    Fax: (206) 839-4801
                    Tel: (206) 839-4800

                    (b) if to REBA, to:

                    REBA Technologies, Inc.
                    508 Newhall Cove
                    Austin, TX  78746
                    Attention:  Lary L. Evans
                    Fax: (512) 329-5612
                    Tel: (512) 329-5576

                    with a copy to:

                    Haynes and Boone, LLP
                    600 Congress Avenue, Suite 1600
                    Austin, TX  78701
                    Attention:  Richard Rafferty
                    Fax: (512) 867-8602
                    Tel: (512) 692-8311

                    (c) if to REBA Stockholders' Agent, to:

                    508 Newhall Cove
                    Austin, TX  78746
                    Attention:  Lary L. Evans
                    Fax: (512) 329-5612
                    Tel: (512) 329-5576

                10.3 Definitions. In this Agreement any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is reasonably likely to be materially adverse to the financial condition, properties, assets, liabilities, business, operations, results of operations or prospects of such entity and its subsidiaries, taken as a whole, but shall not include any of the following in and of themselves, either alone or in combinations (i) any effect or change occurring as a result of (A) general economic or financial conditions or (B) other developments which are not unique to Acquiror or REBA, as the case may be, but also affect other persons who participate or are engaged in the lines of business in which Acquiror or REBA, as the case may be, participants or is engaged, (ii) any change or effect on the financial condition, properties, assets, liabilities, business, operations, results of operations, or prospects of Acquiror or REBA, as the case may be, following the date of this Agreement attributable to the announcement of this Agreement or the transactions contemplated hereby, and (iii) any change or effect on the financial condition, properties, assets, liabilities, business, operations, results of operation or prospects of Acquiror or REBA, as the case may be, attributable to any information publicly disclosed in any Acquiror press release or SEC filing. In this Agreement any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of such matters.

                10.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                10.5 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the exhibits and schedules hereto, including the REBA Disclosure Schedule and the Acquiror Disclosure Schedule, (a) together constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof except for the Confidentiality Agreement, which shall continue in full force and effect, and Sections 2(c), 2(e) and 2(h) of the Term Sheet between Acquiror and REBA, dated April 22, 2002, and shall survive any termination of this Agreement or the Closing, in accordance with their terms; and (b) are not intended to confer upon any other person any rights or remedies hereunder, and shall not be assigned by operation of law or otherwise without the written consent of the other party.

                10.6 Severability. In the event that any provision of this Agreement, or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

                10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of Washington applicable to parties residing in Washington, without regard applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within King County, Washington, in connection with any matter based upon or arising out of this Agreement or the matters contemplated hereby and it agrees that process may be served upon it in any manner authorized by the laws of the State of Washington for such persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process.

                10.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                10.9 Amendment; Waiver. Any amendment or waiver of any of the terms or conditions of this Agreement must be in writing and must be duly executed by or on behalf of the party to be charged with such waiver. Any waiver by REBA, Acquiror or Libra must be approved by the Board of Directors of REBA, Acquiror or Libra, as the case may be. The failure of a party to exercise any of its rights hereunder or to insist upon strict adherence to any term or condition hereof on any one occasion shall not be construed as a waiver or deprive that party of the right thereafter to insist upon strict adherence to the terms and conditions of this Agreement at a later date. Further, no waiver of any of the terms and conditions of this Agreement shall be deemed to or shall constitute a waiver of any other term of condition hereof (whether or not similar).

                10.10 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, REBA, Acquiror, Libra, REBA and the REBA Stockholders have caused this Agreement and Plan of Reorganization to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.

APPLIED MICROSYSTEMS CORPORATION


By: /s/ Stephen J. Verleye
    -----------------------------
        Stephen J. Verleye
        President and Chief Executive Officer


REBA TECHNOLOGIES, INC.


By: /s/ Lary L. Evans
    -----------------------------
        Lary L. Evans
        President and Chief Executive Officer


LIBRA NETWORKS, INC.


By: /s/ Robert C. Bateman
    -----------------------------
        Robert C. Bateman
        President and Chief Executive Officer


/s/ Lary L. Evans
---------------------------------
LARY L. EVANS


/s/ Harvey Ring
---------------------------------
HARVEY RING


/s/ Sylvia Acevedo
---------------------------------
SYLVIA ACEVEDO


            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

                                    EXHIBIT A

                                REBA SHAREHOLDERS

        Shareholder                                              Shares
        -----------                                              ------
        Lary L. Evans                                           2,580,000

        Sylvia Acevedo                                            300,000

        Harvey Ring                                               120,000

                               TABLE OF CONTENTS

                                                                                Page
                                                                                ----
1.  Definitions...................................................................1
    1.1    Certain Defined Terms..................................................1

2.  The Merger....................................................................4
    2.1    The Merger.............................................................4
    2.2    Closing; Effective Time................................................4
    2.3    Effect of the Merger...................................................4
    2.4    Articles of Incorporation; Bylaws......................................5
    2.5    Directors and Officers.................................................5
    2.6    Effect on Capital Stock................................................5
    2.7    Surrender of Certificates..............................................7
    2.8    No Further Ownership Rights in REBA Common Stock.......................8
    2.9    Lost, Stolen or Destroyed Certificates.................................8
    2.10   Tax Consequences.......................................................8
    2.11   Taking of Necessary Action; Further Action.............................8

3.  Representations and Warranties of REBA and REBA Stockholders..................8
    3.1    Organization, Standing and Power.......................................9
    3.2    Authority..............................................................9
    3.3    Governmental Authorization............................................10
    3.4    Financial Statements..................................................10
    3.5    Capital Structure.....................................................10
    3.6    Absence of Certain Changes............................................11
    3.7    Absence of Undisclosed Liabilities....................................11
    3.8    Litigation............................................................11
    3.9    Restrictions on Business Activities...................................11
    3.10   Intellectual Property.................................................12
    3.11   Interested Party Transactions.........................................14
    3.12   Complete Copies of Materials..........................................15
    3.13   Material Contracts....................................................15
    3.14   Employees and Consultants.............................................15
    3.15   Title to Property.....................................................15
    3.16   Environmental Matters.................................................16
    3.17   Taxes.................................................................16
    3.18   Employee Matters......................................................17
    3.19   Compliance With Laws..................................................18
    3.20   Brokers' and Finders' Fee.............................................18
    3.21   Representations Complete..............................................18

4.  Representations and Warranties of Acquiror and Libra.........................18
    4.1    Organization, Standing and Power......................................18
    4.2    Authority.............................................................18

                               TABLE OF CONTENTS
                                  (continued)

                                                                                Page
                                                                                ----
    4.3    SEC Documents; Financial Statements...................................19
    4.4    Issuance of Shares....................................................20
    4.5    Capital Structure.....................................................20
    4.6    Litigation............................................................20
    4.7    SEC Documents.........................................................21
    4.8    Compliance with Laws..................................................21
    4.9    Brokers' and Finders' Fee.............................................21
    4.10   Absence of Undisclosed Liabilities....................................21
    4.11   Events Subsequent to Most Recent Fiscal Quarter End...................21
    4.12   Representations Complete..............................................21

5.  Additional Agreements........................................................21
    5.1    Approval of Shareholders..............................................21
    5.2    Sale of Shares Pursuant to Regulation D...............................21
    5.3    No Modification of Representations or Warranties......................22
    5.4    Confidentiality.......................................................22
    5.5    Public Disclosure.....................................................22
    5.6    Further Assurances....................................................22
    5.7    Escrow Agreement......................................................22
    5.8    Additional Issuance of Securities.....................................22
    5.9    Listing of Additional Shares..........................................22
    5.10   Non Solicitation Agreements...........................................23
    5.11   Blue Sky Laws.........................................................23
    5.12   Reorganization........................................................23
    5.13   Indemnification.......................................................23

6.  Conditions to the Merger.....................................................23
    6.1    Conditions to Obligations of Each Party to Effect the Merger..........23
    6.2    Additional Conditions to the Obligations of Acquiror and Libra........24
    6.3    Additional Conditions to Obligations of REBA..........................25

7.  Termination, Amendment and Waiver............................................26
    7.1    Termination...........................................................26
    7.2    Effect of Termination.................................................27
    7.3    Amendment.............................................................27
    7.4    Extension; Waiver.....................................................27

8.  Escrow and Indemnification...................................................27
    8.1    Escrow Fund...........................................................27
    8.2    Indemnification.......................................................28
    8.3    Escrow Period; Release From Escrow....................................29
    8.4    Claims Upon Escrow Fund...............................................30
    8.5    Objections to Claims..................................................31

                               TABLE OF CONTENTS
                                  (continued)

                                                                                Page
                                                                                ----
    8.6    Resolution of Conflicts and Arbitration...............................31
    8.7    REBA Stockholders' Agent..............................................32
    8.8    Actions of the REBA Stockholders' Agent...............................33
    8.9    Third-Party Claims....................................................33
    8.10   Effect of Agreement...................................................33

9.  Registration Rights..........................................................34
    9.1    Piggyback Registration Rights.........................................34
    9.2    Underwriting..........................................................34
    9.3    Expenses..............................................................35
    9.4    Transfer or Assignment of Registration Rights.........................35
    9.5    Indemnification.......................................................35
    9.6    Rule 144 Reporting....................................................37

10. General Provisions...........................................................37
    10.1   Expenses; Transaction Fees............................................37
    10.2   Notices...............................................................37
    10.3   Definitions...........................................................38
    10.4   Counterparts..........................................................39
    10.5   Entire Agreement; Nonassignability; Parties in Interest...............39
    10.6   Severability..........................................................39
    10.7   Governing Law.........................................................40
    10.8   Rules of Construction.................................................40
    10.9   Amendment; Waiver.....................................................40
    10.10  Further Assurances....................................................40